UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 21, 2004, Huntsman International LLC (the “Company”), as Borrower, together with Huntsman International Holdings LLC, as Guarantor, entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Deutsche Bank Trust Company Americas, as Administrative Agent, and the financial institutions party thereto, as Lenders. A copy of the Amendment is filed with this report as Exhibit 10.1.

The Company’s existing credit facilities consist of a revolving loan facility of up to $375 million maturing September 30, 2008 and a term loan B facility, which consists of a $1,305 million term portion and a €50 million term portion, maturing December 31, 2010, which may be accelerated to December 31, 2008 under certain circumstances. Among other things, the Amendment reduced the applicable base (prime) rate margin for term loan B dollar loans from a range of 1.75% to 2.00% to a range of 1.00% to 1.25% and reduced the applicable Eurocurrency (LIBOR) rate margin for term loan B dollar loans from a range of 3.00% to 3.25% to a range of 2.25% to 2.50%.

Deutsche Bank Trust Company Americas also serves as administrative agent for the senior secured credit facilities of the Company’s affiliate Huntsman LLC (the “HLLC Credit Facilities”), and an affiliate of Deutsche Bank Trust Company Americas serves as administrative agent for the senior secured credit facilities of the Company’s affiliate Huntsman Advanced Materials LLC (the “AdMat Credit Facilities”). In addition, some of the financial institutions party to the Amendment may be parties to the HLLC Credit Facilities and the AdMat Credit Facilities.

Item 1.01.              Entry into a Material Definitive Agreement.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following information is furnished pursuant to Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” and, with respect to the Indenture (as defined below), pursuant to Item 1.01, “Entry into a Material Definitive Agreement.”

On December 17, 2004 the Company completed an offering (the “Offering”) of $175,000,000 aggregate principal amount of dollar-denominated 73/8% Senior Subordinated Notes due 2015 (the “Dollar Notes”) and €135,000,000 aggregate principal amount of euro-denominated 7½% Senior Subordinated Notes due 2015 (the “Euro Notes” and together with the Dollar Notes, the “Notes”). The Offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 and outside the United States in accordance with Regulation S under the Securities Act. The Company intends to use all of the net proceeds from the Offering to redeem part of its outstanding 10 1/8% senior subordinated notes due 2009. The Company has called $231 million and €77 million of the 10 1/8% notes for redemption on December 31, 2004 and $2,947,000 and €982,000 of the 10 1/8% notes for redemption on January 3, 2005. The completion of the Offering satisfied the condition to these redemptions.

The Notes will mature on January 1, 2015. The Dollar Notes bear interest at a rate of 73/8% per year, and the Euro Notes bear interest at a rate of 7½% per year. The Company will pay interest on the Notes each January 1 and July 1, beginning on July 1, 2005. The Notes are the Company’s general unsecured senior subordinated obligations and are unconditionally guaranteed by certain of the Company’s subsidiaries (the “Guarantors”) on a senior subordinated basis.

Prior to January 1, 2008, the Company may, at its option and subject to certain requirements, use the net proceeds from (i) one or more offerings of qualified capital stock or (ii) capital contributions to its equity, to redeem up to 40% of the aggregate principal amount of the Notes of either series at a redemption price equal to 107.375% (for Dollar Notes) or 107.500% (for Euro Notes) of their face amount, plus accrued and unpaid interest. Prior to January 1, 2010, the Company may redeem some or all of the Notes of either series, at its option, at any time at a redemption price equal to 100% of their face amount plus a “make whole” premium. On or after January 1, 2010, the Company may redeem some or all of the Notes of either series, at its option, at any time at specified redemption prices. If the Company undergoes a change of control, it will be required to make an offer to purchase the Notes at a price equal to 101% of their face amount plus accrued and unpaid interest, if any, to the date of repurchase.

In connection with the Offering, the Company, as Issuer, and the Guarantors entered into an indenture (the “Indenture”) dated December 17, 2004 with Wells Fargo Bank, National Association, as Trustee. The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to incur additional indebtedness; pay dividends or distributions on or redeem, repurchase or acquire its capital stock; issue capital stock; make certain investments; create liens; engage in transactions with affiliates; enter into sale and leaseback transactions; merge or consolidate; and transfer or sell assets. The Indenture also includes customary default and acceleration provisions. A copy of the Indenture is filed with this report as Exhibit 4.1.

The Company and the Guarantors also entered into an Exchange and Registration Rights Agreement dated December 17, 2004 with the initial purchasers of the Notes, a copy of which is filed with this report as Exhibit 4.2. The Company issued a press release on December 17, 2004 announcing the completion of the Offering, a copy of which is filed with this report as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 4.1

Indenture, dated as of December 17, 2004, among Huntsman International LLC, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, relating to 7 3/8% Senior Subordinated Notes due 2015 and 7 1/2% Senior Subordinated Notes due 2015

Exhibit 4.2

Exchange and Registration Rights Agreement, dated as of December 17, 2004, among Huntsman International LLC, the Guarantors as defined therein, and the Purchasers as defined therein, relating to 7 3/8% Senior Subordinated Notes due 2015 and 7 1/2% Senior Subordinated Notes due 2015

Exhibit 10.1

First Amendment to Amended and Restated Credit Agreement, dated as of December 21, 2004, among Huntsman International LLC, Huntsman International Holdings LLC and the various agents and lending institutions party thereto

Exhibit 99.1	Press Release dated December 17, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC

/s/ Sean Douglas
SEAN DOUGLAS
Vice President and Treasurer

Dated:  December 23, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

Indenture, dated as of December 17, 2004, among Huntsman International LLC, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, relating to 7 3/8% Senior Subordinated Notes due 2015 and 7 1/2% Senior Subordinated Notes due 2015

4.2

Exchange and Registration Rights Agreement, dated as of December 17, 2004, among Huntsman International LLC, the Guarantors as defined therein, and the Purchasers as defined therein, relating to 7 3/8% Senior Subordinated Notes due 2015 and 7 1/2% Senior Subordinated Notes due 2015

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of December 21, 2004, among Huntsman International LLC, Huntsman International Holdings LLC and the various agents and lending institutions party thereto

99.1	Press Release dated December 17, 2004